EXHIBIT 21.1
                                  SUBSIDIARIES

AS  OF  SEPTEMBER  30,  2005,  WE  HAD  FOUR  WHOLLY-OWNED  SUBSIDIARIES:
NETWORK INSTALLATION CORP., DEL MAR SYSTEMS INTERNATIONAL, INC., KELLEY COMMUNICATION COMPANY, INC., AND COM SERVICES, INC.